FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered on and to be effective as of November 15, 2006, by and between TCIT DALLAS INDUSTRIAL, INC., a Delaware corporation, as landlord ("Landlord"), and TEXAS PROTOTYPES, INC., a Texas corporation, as tenant ("Tenant").

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease dated December 15, 2004 (the "Lease"), pursuant to which Tenant leases from Landlord certain industrial space known as Suite B (the "Existing Premises") at 1299 Commerce Dr., Richardson, Texas, in the building known as 1600 Distribution Center (the "Building"); and

WHEREAS, Tenant desires to lease approximately 16,488 square feet of additional space in the Building, such space being known as Suite A and shown by hatching on Exhibit A-2 attached hereto and made a part hereof for all purposes (the "Additional Space") (the Existing Premises and the Additional Space being referred to collectively herein as the "Premises"); and

WHEREAS, Landlord and Tenant desire to set forth the terms and conditions upon which the Additional Space will be leased to Tenant.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease should be, and hereby is, amended as follows:

1. Additional Space. Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the Additional Space for a term commencing on the later of (i) December 1, 2006, or (ii) that date on which the Leasehold Improvements (as hereinafter defined) are substantially completed (the later of such dates being referred to herein as the "Additional Space Commencement Date"), and continuing through March 14, 2010, unless sooner terminated pursuant to the terms of the Lease. Effective as of the Additional Space Commencement Date, (a) the term "Premises", as used in the Lease, shall be amended to include the Additional Space, (b) the floor plan on Exhibit A to the Lease shall be deleted in its entirety and the floor plan on Exhibit A attached hereto shall be substituted therefor, and (c) the site plan on Exhibit A-1 to the Lease shall be deleted in its entirety and the site plan on Exhibit A-1 attached hereto shall be substituted therefor.

2. Early Use of the Additional Space. Tenant shall be entitled to use a portion of the Additional Space of approximately 2,200 square feet prior to the Additional Space Commencement Date for the sole purpose of storing certain of Tenant's personal property, so long as Tenant takes all steps necessary to prevent interference with Landlord's completion of the Leasehold Improvements. Tenant waives any and all claims against Landlord, its agents, employees and contractors, due to theft of or damage to any of Tenant's property which may occur prior to the Additional Space Commencement Date. In addition, Tenant hereby agrees to reimburse Landlord

for any costs incurred in connection with the repair or replacement of any portion of the Leasehold Improvements damaged as a result of Tenant's early access to the Additional Space. Such early entry and use of the Additional Space shall be subject to all the provisions of the Lease other than the payment of rent, including, without limitation, Tenant's compliance with the insurance requirements set forth in the Lease.

3. Base Rent. Effective as of the Additional Space Commencement Date and continuing through March 14, 2010, Annual Rent and Monthly Installments of Rent (as such terms are defined in the Lease), for the Additional Space only, shall mean, for the time periods specified, as follows:

Time Period	Annual Rent	Monthly Installment of Rent
Additional Space Commencement Date through December 31, 2006	$-0-	$-0-
January 1, 2007 through December 31, 2007	$82,440.00	$6,870.00
January 1, 2008 through December 31, 2008	$84,913.20	$7,076.10
January 1, 2009 through March 14, 2010	$87,386.40	$7,282.20

Tenant shall, at Landlord's request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached to the Lease, setting forth the actual Additional Space Commencement Date, and, if necessary, a revised rent schedule, which revised rent schedule shall include, without limitation, any changes to Annual Rent and Monthly Installments of Rent required pursuant to the paragraph below.

Tenant acknowledges and agrees that Annual Rent and Monthly Installment of Rent amounts set forth above were determined based on an Improvement Allowance (as such term is hereinafter defined) equal to $32,976.00. Landlord has, however, agreed to provide to Tenant, on the terms and conditions set forth in Paragraph 5 of this Amendment, up to an additional $32,976.00 (the portion of such amount actually paid by Landlord being referred to herein as the "Additional Allowance Portion") for the completion of the Leasehold Improvements. In the event that Landlord pays an Additional Allowance Portion, Tenant agrees that the Additional Allowance Portion shall be amortized on a straight line basis at an interest rate of 10% per annum over the portion of the Term (as defined in the Lease) remaining from and after the date Landlord has paid such Additional Allowance Portion, and the Annual Rent and Monthly Installment of Rent amounts set forth above shall be increased by such amortized amount.

Annual Rent and Monthly Installments of Rent for the Existing Premises shall remain as currently set forth in the Lease.

4. Premises Rentable Area; Tenant's Proportionate Share. Effective as of the Additional Space Commencement Date, the term "Premises Rentable Area" (as defined in the Lease) shall be amended to mean approximately 47,271 square feet, and the term "Tenant's Proportionate Share"

(as defined in the Lease), for the Additional Space only, shall mean 14.19%. Tenant shall not be obligated to pay Tenant's Proportionate Share of Expenses and Taxes (as such terms are defined in the Lease) for the Additional Space for the one-month period during which no Monthly Installment of Rent is payable for such space.

5. Improvements to Additional Space. Tenant shall take the Additional Space in its "as-is" condition, except for certain Leasehold Improvements (herein so called) to the Additional Space which shall be completed in accordance with the terms and conditions of this paragraph and the plans and specifications attached hereto as Exhibit B (the "Approved Plans"). The Approved Plans have been agreed to by Landlord and Tenant. Landlord shall complete the Leasehold Improvements by hiring a contractor to install or construct the Leasehold Improvements in accordance with the Approved Plans. So long as no Event of Default (as defined in the Lease), or any event which with notice and/or lapse of time could become an Event of Default, has occurred under the Lease, Landlord agrees to provide Tenant an allowance equal to Sixty-Five Thousand Nine Hundred Fifty-Two and No/100 Dollars ($65,952.00) (the "Improvement Allowance"), which allowance is to be used solely for completion of the Leasehold Improvements. Any work (labor or materials) outside the scope of the Approved Plans or the cost of which is in excess of the Improvement Allowance shall be at Tenant's sole cost and expense.

Tenant acknowledges and agrees that if the amount of the Improvement Allowance paid by Landlord exceeds $32,976.00, such additional amount shall be amortized, with interest, and added to the Monthly Installment of Rent amounts, in the manner and over the time period more specifically set forth in Paragraph 2 of this Amendment.

Tenant agrees that within five (5) days after receipt of a copy of the contractor's estimate (the "Estimate") for completion of the Leasehold Improvements, Tenant shall deliver to Landlord an immediately negotiable check in an amount equal to the deficiency remaining after deducting the amount of the Improvement Allowance from the total amount set forth in the Estimate (such deficiency being referred to as "Tenant's Contribution"). Notwithstanding the foregoing, Tenant shall remain liable for the excess of (i) any actual costs or expenses incurred for completion of the Leasehold Improvements, over (ii) the sum of the Improvement Allowance and Tenant's Contribution. Tenant shall reimburse Landlord for any such additional amount within ten (10) days after receipt of an invoice therefor, and if not paid within such ten (10) day period, Landlord shall be entitled to a late charge equal to ten percent (10%) of such additional amount. In addition, should the actual cost of completing the Leasehold Improvements in accordance with the Approved Plans be less than the Estimate, Landlord shall refund the excess of (a) the sum of the Improvement Allowance and Tenant's Contribution, over (b) the actual cost of completing the Leasehold Improvements, provided that such refund shall be no greater than Tenant's Contribution. Any portion of the Improvement Allowance remaining upon completion of the Leasehold Improvements shall be deemed forfeited by Tenant.

In addition, Landlord shall, at Landlord's sole cost, change the locks on any exterior doors to the Additional Space and shall replace any broken ceiling tiles in the Additional Space.

6. HVAC Repairs and Replacements. Provided that Tenant (i) enters into a regularly scheduled preventive maintenance/service contract with a licensed contractor to service the heating, ventilating, and air conditioning system serving the Additional Space (the "Additional Space HVAC System"), as required herein, and (ii) performs all service and maintenance to the Additional Space HVAC System recommended by such contractor, Landlord shall:

(a) prior to the first anniversary of the Additional Space Commencement Date, reimburse Tenant for the portion of the cost of any necessary repair to or replacement of any heating, ventilating, and air conditioning unit serving the office portion of the Additional Space at the time this Amendment is executed (an "Existing HVAC Unit") which exceeds $500.00 per unit, so long as Tenant provides Landlord with paid invoices for such repair or replacement; Tenant shall remain obligated for the first $500.00 of any repair to or replacement of an Existing HVAC Unit during such time period; and

(b) from the first anniversary of the Additional Space Commencement Date through the remainder of the initial Term of the Lease, reimburse Tenant for the portion of the cost of any necessary repair to or replacement of any Existing HVAC Unit manufactured prior to calendar year 1987 (the "Pre-1987 Units) which exceeds $500.00 per unit, so long as Tenant provides Landlord with paid invoices for such repair or replacement; Tenant shall remain obligated for the first $500.00 of any repair to or replacement of a Pre-1987 Unit during such time period.

Notwithstanding the foregoing, Landlord shall not be required to reimburse Tenant for any portion of the cost of any repair to or replacement of an Existing HVAC Unit if such repair or replacement is necessitated by the negligence or misconduct of Tenant, its agents, contractors or employees. Tenant expressly acknowledges and agrees that the cost of all routine service and maintenance to the Additional Space HVAC System remains Tenant's obligation. In addition, if Landlord disagrees with the need for replacement of any Existing HVAC Unit for which Tenant intends to seek reimbursement, Landlord and Tenant shall select a mutually acceptable qualified unrelated third-party engineer to inspect such Existing HVAC Unit and the determination of such engineer shall be binding on Landlord and Tenant. Landlord agrees to notify Tenant of its disagreement with the need for replacement of any Existing HVAC Unit within five (5) business days after receipt of Tenant's request that such replacement be made.

7. Right of First Refusal. The right of first refusal set forth in Article 41 of the Lease is hereby deleted in its entirety.

8. Financial Statements and Credit Reports. At Landlord's request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

9. Tenant's Authority. If Tenant signs as a corporation, partnership, trust or other legal entity, each of the persons executing this Amendment on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Premises are located, that the entity has full right and authority to enter into this Amendment, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC"); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. §5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: "List of Specially Designated Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

10. Brokerage Commissions. Each of the parties hereto represents and warrants to the other that it has not dealt with any broker or finder in connection with this Amendment, except Colliers International and Maverick Commercial Real Estate.

11. Effectiveness. Except as modified herein, all other terms and conditions of the Lease shall remain unchanged and shall continue in full force and effect.

12. Time and Governing Law. Time is of the essence of this Amendment and all of its provisions. The laws of the State of Texas and of the United States of America shall govern the rights, remedies, and duties of the parties hereto and the validity, construction, enforcement, and interpretation hereof.

13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. Illegality. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Amendment shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

15. Limited Liability. Redress for any claim against Landlord under this Amendment or the Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Amendment and the Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of,

any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

TCIT DALLAS INDUSTRIAL, INC., a Delaware corporation

By: RREEF Management Company, a Delaware corporation

By: Cynthia A. Prendergast
Name: Cynthia Prendergast
Title: District Manager 11/21/06

TENANT:

TEXAS PROTOTYPES, INC., a Texas corporation

By: [signature]
Name: Eric Miscoll
Title: Vice-President
11/16/2006

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of First Amendment to Lease
dated as of November 15, 2006, between
TCIT Dallas Industrial, Inc., a Delaware corporation, as Landlord, and
Texas Prototypes, Inc., a Texas corporation, as Tenant

1299 Commerce Dr., Suite A and Suite B, Richardson, Texas,
containing approximately 47,271 square feet

Exhibit A is intended only to show the general layout of the Premises as of the Additional Space Commencement Date. It does not in any way supersede any of Landlord's rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.



Landlord Tenant

EXHIBIT A-1 – SITE PLAN

attached to and made a part of First Amendment to Lease
dated as of November 15, 2006, between
TCIT Dallas Industrial, Inc., a Delaware corporation, as Landlord, and
Texas Prototypes, Inc., a Texas corporation, as Tenant

1600 Distribution Center, Richardson, Texas

Exhibit A-1 is intended only to show the general layout of the Building as of the date of the First Amendment to Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.


BLDG. A
BLDG. B
SUITE 1299A
16,488 S.F.
SUITE 1299B
TEXAS
PROTOTYPES
30,783 S.F.
3/14/10
COMMERCE DRIVE
GLENVILLE DRIVE
PRESIDENTIAL DRIVE
N

1600 DISTRIBUTION CENTER
1201-1299 COMMERCE DRIVE
RICHARDSON, TEXAS 75081

Landlord	Tenant
OAP	[signature]

EXHIBIT A-2 – ADDITIONAL SPACE

attached to and made a part of First Amendment to Lease
dated as of November 15, 2006, between
TCIT Dallas Industrial, Inc., a Delaware corporation, as Landlord, and
Texas Prototypes, Inc., a Texas corporation, as Tenant

1299 Commerce Dr., Suite A, Richardson, Texas,
containing approximately 16,488 square feet

Exhibit A-2 is intended only to show the general layout of the Building as of the date of the First Amendment to Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.


BLDG. A
BLDG. B
SUITE 1299A
16,488 S.F.
SUITE 1299B
TEXAS
PROTOTYPES
30,783 S.F.
3/14/10
COMMERCE DRIVE
GLENVILLE DRIVE
PRESIDENTIAL DRIVE
N

1600 DISTRIBUTION CENTER
1201-1299 COMMERCE DRIVE
RICHARDSON, TEXAS 75081

Landlord Tenant

EXHIBIT B – APPROVED PLANS

attached to and made a part of First Amendment to Lease
dated as of November 15, 2006, between
TCIT Dallas Industrial, Inc., a Delaware corporation, as Landlord, and
Texas Prototypes, Inc., a Texas corporation, as Tenant



ENTOS
Design
01 FLOOR PLAN
02 RESTROOM OPTION #1
03 RESTROOM OPTION #2
Texas Prototypes Expansion
1600 Distribution Center
Pricing Plan
1.0P

Landlord	Tenant
CAP	[signature]